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                                  EXHIBIT 99.1
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Contacts:
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MEDIA:                                         ANALYSTS:
KEYCORP:
John Fuller, 216/689-8140                      Lee Irving, 216/689-3564
Bill Murschel, 216/689-0457

McDONALD & COMPANY:
Richard Clark, 216/443-2614



                      FED APPROVES KEYCORP'S ACQUISITION OF
                      -------------------------------------
                         McDONALD & COMPANY INVESTMENTS
                         ------------------------------

CLEVELAND, October 21, 1998 -- KeyCorp's (NYSE:KEY) proposed acquisition of Cleveland-based McDonald & Company Investments, Inc. (NYSE:MDD) was approved today by the Federal Reserve Board, clearing the way for the combination of the two firms to be completed on Friday, October 23, 1998.

       McDonald & Company shareholders will receive 1.06 KeyCorp common shares for each common share of McDonald & Company stock owned. The purchase price, excluding any retention amounts, will be approximately $580 million.

       The merger was announced on June 15, 1998, and overwhelmingly approved by McDonald shareholders on September 15, 1998.

       McDonald & Company operates an investment advisory, investment banking, and brokerage business through 44 offices in 11 states. KeyCorp operates community banks, investment management, consumer finance, and corporate banking units in 46 states.

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